NEWS RELEASE

As previously announced, TDS will hold a teleconference Aug. 3, 2012 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS SECOND QUARTER 2012 RESULTS

Note: Comparisons are year over year unless otherwise noted.

2Q 2012 Highlights

TDS Consolidated

▪         Operating revenues increased 3 percent to $1,323.2 million.

U.S. Cellular

▪         Smartphones as a percent of total devices sold increased to 51.9 percent from 39.6 percent; smartphone customers increased to 36.8 percent of postpaid customers from 23.1 percent.

▪         Postpaid ARPU (average revenue per user) increased 5 percent to $54.42 from $51.84; total ARPU increased 6 percent to $59.05 from $55.69.

▪         Service revenues increased 3 percent to $1,029.7 million.

▪         Postpaid gross additions increased 9 percent and postpaid churn increased to 1.57 percent, resulting in a net loss of 48,000 postpaid customers. Postpaid customers comprised 94 percent of retail customers.

▪         Prepaid gross additions increased 77 percent, driven by the introduction in select Walmart stores of U Prepaid, a new no contract wireless service, and prepaid churn decreased to 6.2 percent, resulting in a net increase of 20,000 prepaid customers.

▪         Retail gross additions increased 23 percent; net loss of 28,000 retail customers compared to a net loss of 58,000 retail customers.

▪         Cell sites in service increased 2 percent to 7,932, of which 4,512 are owned towers.

▪         4G LTE  network covers 30 percent of customers; expect to reach 58 percent of customers by year-end.

▪          Investment in the Los Angeles Partnership contributed $19 million to equity in earnings of unconsolidated entities, up from $14 million.

TDS Telecom

▪          Operating revenues increased 5 percent to $208.5 million.

▪           ILEC triple play (voice, data, and video) penetration increased to 30 percent from 27 percent.

▪          managedIP connections (ILEC and CLEC) grew 91 percent to 74,600 from 39,000.

CHICAGO –Aug. 3, 2012 — Telephone and Data Systems, Inc. [NYSE:TDS] reported operating revenues of $1,323.2 million for the second quarter of 2012, an increase of 3 percent from $1,279.6 million in the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $42.3 million and $0.39, respectively, for the second quarter of 2012, compared to $92.0 million and $0.84, respectively, in the comparable period one year ago.

“Both of our primary businesses achieved solid growth in revenues, though higher expenses related mainly to device subsidies, data growth and investment spending caused profitability to decline,” said LeRoy T. Carlson, Jr., TDS president and CEO. “U.S. Cellular had a strong increase in gross retail customer additions and grew its net prepaid customer base. Postpaid churn remained elevated, and the company is working to address this. TDS Telecom added ILEC residential broadband and IPTV customers, and commercial managedIP customers, and increased revenues in its hosted and managed services business.”

“U.S. Cellular continued to increase average revenue per user through growth in smartphone penetration. To attract more customers, the company expanded the scope of its prepaid distribution through entry into more than 400 Walmart stores, and it is evaluating further opportunities to be where customers most want to shop. U.S. Cellular is offering high-demand devices like the 4G LTE Samsung Galaxy S® III on its growing 4G LTE network. To further differentiate itself from competitors and increase consideration, the company launched an innovative marketing campaign, Hello Better, in July that encourages consumers who are frustrated with their providers to switch to U.S. Cellular for a better wireless experience.

“TDS Telecom continued to add high-speed broadband customers and to expand availability of TDS TV®. The company added commercial managedIP connections at a rapid pace, increasing 91 percent. Higher revenue from the hosted and managed services business offset decreases in legacy ILEC and CLEC revenue, and we continued to build the HMS business with the acquisition of solutions provider Vital Support Systems in June. Recent reforms to USF and ICC negatively impacted revenue and earnings in the first half of this year. We expect FCC-authorized recovery mechanisms to help offset additional rate changes set to begin in the second half.”

Guidance for year ending Dec. 31, 2012

Guidance for the year ending Dec. 31, 2012 as of Aug. 3, 2012 is provided below, compared to the previous guidance provided on May 4, 2012.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular	2012 Estimated Results (1)	Previous Estimates (2)
Service revenues	$4,050-$4,150 million	Unchanged
Operating income (3)	$200-$300 million	Unchanged
Depreciation, amortization and accretion expenses, and net gain or loss on asset disposals and
exchanges and loss on impairment of assets (3)	Approx. $600 million	Unchanged
Adjusted OIBDA (3) (5)	$800-$900 million	Unchanged
Capital expenditures	Approx. $850 million	Unchanged

TDS Telecom Operations	2012 Estimated Results (4)	Previous Estimates (2)
Operating revenues	$850-$880 million	$810-$840 million
Operating income	$50-$70 million	$55-$85 million
Depreciation, amortization and accretion expenses, and net gain or loss on asset disposals and
exchanges and loss on impairment of assets (3)	Approx. $195 million	Approx. $190 million
Adjusted OIBDA (5)	$245-$265 million	$245-$275 million
Capital expenditures	$170-$190 million	$150-$180 million

(1)   These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011. New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2012 estimated results.

(2)   The 2012 Estimated Results as disclosed in TDS’ Quarterly Report on Form 10-Q for the period ended March 31, 2012.

(3)   The 2012 Estimated Results do not include any estimate for unrecognized net gains or losses related to disposals and exchanges of assets or losses on impairment of assets (since such transactions and their effects are uncertain).

(4)   These estimates are based on TDS Telecom’s current plans which include a multi-year deployment of IPTV that commenced in 2011. New developments or changing conditions (such as costs to deploy, agreements for content or franchises or possible acquisitions, dispositions or exchanges) could affect TDS Telecom’s plans and, therefore, its 2012 estimated results.

(5)   Adjusted OIBDA is defined as operating income excluding the effects of depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.  Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges (if any) and loss on impairment of assets (if any) in order to show operating results on a more comparable basis from period to period.  TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual and, accordingly, they may be incurred in the future.  TDS believes this measure provides useful information to investors regarding TDS’ financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

Interest expense

Interest expense was down $22 million, primarily due to the write-off of unamortized debt issuance costs in 2011 of $15.4 million, as well as, lower interest rates on outstanding debt.

Income taxes

In the quarter, TDS’ overall effective tax rate was 39 percent compared to 9.5 percent. In the second quarter of 2011, income tax expense was reduced by $29.1 million, primarily due to tax benefits from state law changes and other discrete items.

Stock repurchase

TDS did not repurchase any shares during the quarter.  TDS determines whether to repurchase shares from time to time based on many considerations, including cash needed for other known or possible requirements, the stock price, market conditions, debt rating considerations, business forecasts, business plans, macroeconomic conditions, share issuances under compensation plans, provisions in governing and legal documents and other legal requirements, and other facts and circumstances.  Subject to these considerations, TDS intends to continue to repurchase its shares from time to time when circumstances warrant.  To the extent TDS does not complete its existing share authorization by the expiration date in November 2012, it is expected that the TDS board of directors will approve an additional authorization at that time.

Conference call information

TDS will hold a conference call on Aug. 3, 2012 at 9:30 a.m. CDT.

▪  Access the live call on the Investor Relations page of www.teldta.com  or at http://www.videonewswire.com/event.asp?id=88721.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of June 30, 2012.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Total population
Consolidated markets (1)	92,684,000	92,684,000	91,965,000	91,965,000	91,204,000
Consolidated operating markets (1)	46,966,000	46,966,000	46,888,000	46,888,000	46,888,000
Market penetration at end of period
Consolidated markets (2)	6.3%	6.3%	6.4%	6.5%	6.5%
Consolidated operating markets (2)	12.3%	12.4%	12.6%	12.7%	12.7%
All customers
Total at end of period	5,799,000	5,837,000	5,891,000	5,932,000	5,968,000
Gross additions	290,000	285,000	306,000	299,000	257,000
Net additions (losses)	(38,000)	(49,000)	(41,000)	(36,000)	(70,000)
Smartphones sold as a percent of
total devices sold (3)	51.9%	54.1%	52.5%	39.9%	39.6%
Retail customers
Total at end of period	5,542,000	5,570,000	5,608,000	5,621,000	5,644,000
Smartphone penetration (3) (4)	36.8%	34.4%	30.5%	26.2%	23.1%
Gross additions	277,000	273,000	298,000	284,000	226,000
Net retail additions (losses) (5)	(28,000)	(34,000)	(13,000)	(23,000)	(58,000)
Net postpaid additions (losses)	(48,000)	(38,000)	(20,000)	(34,000)	(41,000)
Net prepaid additions (losses)	20,000	4,000	7,000	11,000	(17,000)
Service revenue components (000s)
Retail service	$889,219	$888,527	$882,091	$871,199	$868,630
Inbound roaming	86,363	80,132	93,353	107,810	82,760
Other	54,160	55,161	54,601	57,600	50,640
Total service revenues (000s)	$1,029,742	$1,023,820	$1,030,045	$1,036,609	$1,002,030
Total ARPU (6)	$59.05	$58.21	$58.13	$58.09	$55.69
Billed ARPU (7)	$50.99	$50.52	$49.78	$48.82	$48.28
Postpaid ARPU (8)	$54.42	$54.00	$53.35	$52.41	$51.84
Postpaid churn rate (9)	1.6%	1.6%	1.6%	1.5%	1.4%
Capital expenditures (000s)	$183,200	$201,300	$276,400	$248,000	$162,100
Cell sites in service	7,932	7,875	7,882	7,828	7,770

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (2) below.

(2)    Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)    Smartphones represent wireless devices which run on an Android™, Blackberry®, or Windows Mobile®operating system, excluding tablets.

(4)    Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per user includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per user is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid user is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

TDS Telecom Summary Operating Data (Unaudited)

Quarter Ended	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
TDS Telecom
ILEC:
Residential Connections
Physical access lines (1)	360,100	363,500	367,600	373,700	378,500
Broadband connections (2)	222,400	219,500	219,600	220,500	217,600
IPTV customers	5,600	4,900	4,600	4,500	4,300
ILEC Residential Connections	588,100	587,900	591,800	598,700	600,400

Commercial Connections
Physical access lines (1)	111,100	112,600	114,400	116,500	117,800
Broadband connections (2)	18,400	18,200	18,200	17,900	17,600
managedIP connections (3)	13,200	10,800	8,600	6,800	5,800
ILEC Commercial Connections	142,700	141,600	141,200	141,200	141,200

CLEC:
Residential Connections
Physical access lines (1)	27,900	29,600	31,800	33,900	36,700
Broadband connections (2)	9,500	10,100	11,000	11,700	12,800
CLEC Residential Connections	37,400	39,700	42,800	45,600	49,500

Commercial Connections
Physical access lines (1)	145,100	151,100	157,300	163,600	168,100
Broadband connections (2)	12,800	13,700	14,600	15,400	15,900
managedIP connections (3)	61,400	53,700	44,900	38,000	33,200
CLEC Commercial Connections	219,300	218,500	216,800	217,000	217,200

Total ILEC and CLEC customer connections	987,500	987,700	992,600	1,002,500	1,008,300

(1)     Individual circuits connecting customers to TDS Telecom's central office facilities.

(2)     The number of customers provided high-capacity data circuits via various technologies, including DSL and dedicated Internet circuit technologies.

(3)     The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

TDS Telecom Capital Expenditures (000s)

Quarter Ended	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
ILEC	$32,500	$27,500	$50,300	$36,500	$34,500
CLEC	4,900	5,100	7,200	4,700	6,200
HMS	5,500	3,100	5,900	15,000	4,600
	$42,900	$35,700	$63,400	$56,200	$45,300

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2012	2011	Amount	Percent
Operating revenues
U.S. Cellular	$1,104,400	$1,076,182	$28,218	3%
TDS Telecom	208,519	198,896	9,623	5%
All Other (1)	10,250	4,562	5,688	>100%
	1,323,169	1,279,640	43,529	3%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	869,980	822,587	47,393	6%
Depreciation, amortization and accretion	147,555	146,577	978	1%
Loss on asset disposals and exchanges, net	2,702	2,922	(220)	(8%)
	1,020,237	972,086	48,151	5%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	148,983	128,846	20,137	16%
Depreciation, amortization and accretion	47,945	43,843	4,102	9%
Loss on asset disposals, net	306	317	(11)	(3%)
	197,234	173,006	24,228	14%
All Other (1)
Expenses excluding depreciation and amortization	11,111	4,569	6,542	>100%
Depreciation and amortization	3,009	2,625	384	15%
Loss on impairment of intangible assets	515	—	515	N/M
(Gain) on asset disposals, net	(13)	(1)	(12)	>100%
	14,622	7,193	7,429	>100%

Total operating expenses	1,232,093	1,152,285	79,808	7%
Operating income (loss)
U.S. Cellular	84,163	104,096	(19,933)	(19%)
TDS Telecom	11,285	25,890	(14,605)	(56%)
All Other (1)	(4,372)	(2,631)	(1,741)	(66%)
	91,076	127,355	(36,279)	(28%)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	25,392	22,590	2,802	12%
Interest and dividend income	2,352	2,093	259	12%
Gain (loss) on investment	(3,728)	13,373	(17,101)	>(100%)
Interest expense	(23,139)	(45,417)	22,278	49%
Other, net	(249)	1,306	(1,555)	>(100%)
Total investment and other income (expense)	628	(6,055)	6,683	>100%
Income before income taxes	91,704	121,300	(29,596)	(24%)
Income tax expense	35,765	11,560	24,205	>100%
Net income	55,939	109,740	(53,801)	(49%)
Less: Net income attributable to noncontrolling interests, net of tax	(13,602)	(17,786)	4,184	24%
Net income attributable to TDS shareholders	42,337	91,954	(49,617)	(54%)
Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$42,325	$91,942	$(49,617)	(54%)

Basic weighted average shares outstanding (2)	108,732	108,423	309	—
Basic earnings per share attributable to TDS shareholders (2)	$0.39	$0.85	$(0.46)	(54%)

Diluted weighted average shares outstanding (2)	109,022	109,133	(111)	—
Diluted earnings per share attributable to TDS shareholders (2)	$0.39	$0.84	$(0.45)	(54%)

(1)   Consists of Suttle Straus printing and distribution operations, Airadigm, corporate operations and intercompany eliminations.

(2)  On January 13, 2012, TDS shareholders approved a Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS. Average basic and diluted shares outstanding used to calculate earnings per share for the comparative period presented have been retroactively restated to reflect the impact of the increased shares outstanding as a result of the Share Consolidation Amendment.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Six Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2012	2011	Amount	Percent
Operating revenues
U.S. Cellular	$2,196,521	$2,133,274	$63,247	3%
TDS Telecom	412,594	397,812	14,782	4%
All Other (1)	19,845	7,235	12,610	>100%
	2,628,960	2,538,321	90,639	4%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	1,732,424	1,676,554	55,870	3%
Depreciation, amortization and accretion	294,240	289,917	4,323	1%
Loss on asset disposals and exchanges, net	492	3,959	(3,467)	(88%)
	2,027,156	1,970,430	56,726	3%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	292,403	250,615	41,788	17%
Depreciation, amortization and accretion	95,388	88,680	6,708	8%
Loss on asset disposals, net	426	421	5	1%
	388,217	339,716	48,501	14%
All Other (1)
Expenses excluding depreciation and amortization	22,057	6,685	15,372	>100%
Depreciation and amortization	6,315	5,261	1,054	20%
Loss on impairment of intangible assets	515	—	515	N/M
(Gain) loss on asset disposals, net	(18)	1	(19)	>(100%)
	28,869	11,947	16,922	>100%

Total operating expenses	2,444,242	2,322,093	122,149	5%
Operating income (loss)
U.S. Cellular	169,365	162,844	6,521	4%
TDS Telecom	24,377	58,096	(33,719)	(58%)
All Other (1)	(9,024)	(4,712)	(4,312)	(92%)
	184,718	216,228	(31,510)	(15%)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	48,781	41,978	6,803	16%
Interest and dividend income	4,535	4,717	(182)	(4%)
Gain (loss) on investment	(3,728)	13,373	(17,101)	>(100%)
Interest expense	(47,603)	(71,926)	24,323	34%
Other, net	(21)	1,386	(1,407)	>(100%)
Total investment and other income (expense)	1,964	(10,472)	12,436	>100%
Income before income taxes	186,682	205,756	(19,074)	(9%)
Income tax expense	63,177	41,719	21,458	51%
Net income	123,505	164,037	(40,532)	(25%)
Less: Net income attributable to noncontrolling interests, net of tax	(28,914)	(28,579)	(335)	(1%)
Net income attributable to TDS shareholders	94,591	135,458	(40,867)	(30%)
Preferred dividend requirement	(25)	(25)	—	—
Net income available to common shareholders	$94,566	$135,433	$(40,867)	(30%)

Basic weighted average shares outstanding (2)	108,693	108,678	15	—
Basic earnings per share attributable to TDS shareholders (2)	$0.87	$1.25	$(0.38)	(30%)

Diluted weighted average shares outstanding (2)	108,964	109,385	(421)	—
Diluted earnings per share attributable to TDS shareholders (2)	$0.86	$1.23	$(0.37)	(30%)

(1)   Consists of Suttle Straus printing and distribution operations, Airadigm, corporate operations and intercompany eliminations.

(2)  On January 13, 2012, TDS shareholders approved a Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS. Average basic and diluted shares outstanding used to calculate earnings per share for the comparative period presented have been retroactively restated to reflect the impact of the increased shares outstanding as a result of the Share Consolidation Amendment.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	June 30, 2012	December 31, 2011

Current assets
Cash and cash equivalents	$613,764	$563,275
Short-term investments	150,921	246,273
Accounts receivable from customers and others	542,156	542,577
Inventory	189,242	130,044
Net deferred income tax asset	44,598	40,898
Prepaid expenses	86,794	80,628
Income taxes receivable	9,376	85,636
Other current assets	19,224	16,349
	1,656,075	1,705,680

Assets held for sale	—	49,647

Investments
Licenses	1,507,447	1,494,014
Goodwill	816,668	797,077
Other intangible assets, net	65,285	50,734
Investments in unconsolidated entities	213,049	173,710
Long-term investments	55,468	45,138
Other investments	1,017	3,072
	2,658,934	2,563,745

Property, plant and equipment, net
U.S. Cellular	2,883,118	2,790,302
TDS Telecom	928,686	936,757
Other	41,483	57,476
	3,853,287	3,784,535

Other assets and deferred charges	115,435	97,398

Total assets	$8,283,731	$8,201,005

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	June 30, 2012	December 31, 2011

Current liabilities
Current portion of long-term debt	$1,283	$1,509
Accounts payable	310,610	364,746
Customer deposits and deferred revenues	231,743	207,633
Accrued interest	5,522	7,456
Accrued taxes	53,698	41,069
Accrued compensation	83,080	107,719
Other current liabilities	105,640	144,001
	791,576	874,133

Liabilities held for sale	—	1,051

Deferred liabilities and credits
Net deferred income tax liability	847,725	808,713
Other deferred liabilities and credits	391,898	383,567

Long-term debt	1,529,836	1,529,857

Noncontrolling interests with redemption features	1,050	1,005

Equity
TDS shareholders’ equity
Series A Common and Common Shares, par value $.01 per share	1,326	1,326
Capital in excess of par value (1)	2,280,802	2,268,711
Treasury shares at cost (1)	(742,906)	(750,921)
Accumulated other comprehensive loss	(8,494)	(8,854)
Retained earnings (1)	2,514,327	2,451,899
Total TDS shareholders’ equity	4,045,055	3,962,161

Preferred shares	830	830
Noncontrolling interests	675,761	639,688

Total equity	4,721,646	4,602,679

Total liabilities and equity	$8,283,731	$8,201,005

(1)  The December 31, 2011 amounts reflect the impact of the Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS, as approved by the TDS shareholders on January 13, 2012.

Balance Sheet Highlights June 30, 2012 (Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany		TDS
	Cellular	Telecom	& Other	Eliminations		Consolidated
Cash and cash equivalents	$437,624	$71,861	$104,279	$	―	$613,764
Affiliated cash investments	―	396,855	―		(396,855)	―
Short-term investments	100,738	―	50,183		―	150,921
	$538,362	$468,716	$154,462		$(396,855)	$764,685

Licenses, goodwill and other intangible assets	$1,979,109	$589,225	$(178,934)	$	―	$2,389,400
Investment in unconsolidated entities	175,663	3,805	39,906		(6,325)	213,049
Long-term and other investments	55,550	933	2		―	56,485
	$2,210,322	$593,963	$(139,026)		$(6,325)	$2,658,934

Property, plant and equipment, net	$2,883,118	$928,686	$41,483	$	―	$3,853,287

Long-term debt:
Current portion	$127	$190	$966	$	―	$1,283
Non-current portion	880,623	1,685	647,528		―	1,529,836
Total	$880,750	$1,875	$648,494	$	―	$1,531,119

Preferred shares	$ ―	$ ―	$830	$	―	$830

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at June 30, 2012 and December 31, 2011.

	June 30, 2012	December 31, 2011

Cash and cash equivalents	$613,764	$563,275
Amounts included in short-term investments (1) (2)
Government-backed securities (3)	150,921	218,829
Certificates of deposit	—	27,444
	$150,921	$246,273

Amounts included in long-term investments (1) (4)
Government-backed securities (3)	$55,468	$45,138

(1)     Designated as held-to-maturity investments and recorded at amortized cost in the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(4)     At June 30, 2012, maturities range between 12 and 21 months.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
Six Months Ended June 30,
(Unaudited, dollars in thousands)
	2012	2011
Cash flows from operating activities
Net income	$123,505	$164,037
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	395,943	383,858
Bad debts expense	33,626	29,906
Stock-based compensation expense	20,955	18,913
Deferred income taxes, net	29,929	79,637
Equity in earnings of unconsolidated entities	(48,781)	(41,978)
Distributions from unconsolidated entities	6,973	47,375
Loss on impairment of intangible assets	515	—
Loss on asset disposals, net	900	4,381
(Gain) loss on investment	3,728	(13,373)
Noncash interest expense	1,728	17,147
Other operating activities	1,010	1,070
Changes in assets and liabilities from operations
Accounts receivable	(10,197)	(37,819)
Inventory	(58,467)	(48,826)
Accounts payable	(23,336)	24,678
Customer deposits and deferred revenues	22,786	22,600
Accrued taxes	89,433	(459)
Accrued interest	(1,823)	1,355
Other assets and liabilities	(81,517)	(90,291)
	506,910	562,211

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(501,211)	(350,856)
Cash paid for acquisitions and licenses	(52,213)	(22,167)
Cash received from divestitures	50,036	—
Cash paid for investments	(45,000)	(71,000)
Cash received for investments	128,444	213,030
Other investing activities	(8,916)	(816)
	(428,860)	(231,809)

Cash flows from financing activities
Repayment of long-term debt	(952)	(613,387)
Issuance of long-term debt	358	643,700
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	(39)	1,055
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(2,465)	1,264
Repurchase of TDS Common and Special Common Shares	—	(21,500)
Repurchase of U.S. Cellular Common Shares	—	(62,308)
Dividends paid	(26,610)	(24,343)
Payment of debt issuance costs	—	(21,191)
Distributions to noncontrolling interests	(643)	(1,377)
Other financing activities	2,790	2,077
	(27,561)	(96,010)

Cash classified as held for sale	—	(5,687)

Net increase in cash and cash equivalents	50,489	228,705
Cash and cash equivalents
Beginning of period	563,275	341,683
End of period	$613,764	$570,388

TDS Telecom Highlights Three Months Ended June 30, (Unaudited, dollars in thousands)
			Increase (Decrease)
	2012	2011	Amount	Percent
Local Telephone Operations
Operating revenues
Residential	$70,082	$69,951	$131	—
Commercial	24,201	24,856	(655)	(3%)
Wholesale	49,769	54,574	(4,805)	(9%)
	144,052	149,381	(5,329)	(4%)
Operating expenses
Cost of services and products	47,180	47,646	(466)	(1%)
Selling, general and administrative expenses	43,216	40,076	3,140	8%
Depreciation, amortization and accretion	37,834	36,116	1,718	5%
Loss on asset disposals, net	136	245	(109)	(44%)
	128,366	124,083	4,283	3%

Operating income	$15,686	$25,298	$(9,612)	(38%)

Competitive Local Exchange Carrier Operations
Operating revenues
Residential	$4,338	$5,330	$(992)	(19%)
Commercial	34,905	35,023	(118)	—
Wholesale	4,957	5,243	(286)	(5%)
	44,200	45,596	(1,396)	(3%)
Operating expenses
Cost of services and products	22,702	23,029	(327)	(1%)
Selling, general and administrative expenses	16,769	16,087	682	4%
Depreciation, amortization and accretion	5,466	5,439	27	—
Loss on asset disposals, net	72	47	25	53%
	45,009	44,602	407	1%

Operating income (loss)	$(809)	$994	$(1,803)	>(100%)

Hosted and Managed Services Operations
Revenues	$22,876	$6,625	$16,251	>100%
Operating expenses
Cost of services and products	15,090	2,193	12,897	>100%
Selling, general and administrative expenses	6,635	2,521	4,114	>100%
Depreciation, amortization and accretion	4,645	2,288	2,357	>100%
Loss on asset disposals, net	98	25	73	>100%
	26,468	7,027	19,441	>100%

Operating loss	$(3,592)	$(402)	$(3,190)	>(100%)

Intercompany revenues	$(2,609)	$(2,706)	$97	4%
Intercompany expenses	(2,609)	(2,706)	97	4%

Total TDS Telecom operating income	$11,285	$25,890	$(14,605)	(56%)

TDS Telecom Highlights Six Months Ended June 30, (Unaudited, dollars in thousands)
			Increase (Decrease)
	2012	2011	Amount	Percent
Local Telephone Operations
Operating revenues
Residential	$139,481	$139,664	$(183)	—
Commercial	48,331	50,227	(1,896)	(4%)
Wholesale	101,305	109,064	(7,759)	(7%)
	289,117	298,955	(9,838)	(3%)
Operating expenses
Cost of services and products	96,348	93,048	3,300	4%
Selling, general and administrative expenses	84,730	75,558	9,172	12%
Depreciation, amortization and accretion	75,612	73,316	2,296	3%
Loss on asset disposals, net	202	286	(84)	(29%)
	256,892	242,208	14,684	6%

Operating income	$32,225	$56,747	$(24,522)	(43%)

Competitive Local Exchange Carrier Operations
Operating revenues
Residential	$9,126	$11,827	$(2,701)	(23%)
Commercial	69,246	69,040	206	—
Wholesale	9,872	10,057	(185)	(2%)
	88,244	90,924	(2,680)	(3%)
Operating expenses
Cost of services and products	45,266	45,501	(235)	(1%)
Selling, general and administrative expenses	33,029	31,735	1,294	4%
Depreciation, amortization and accretion	10,955	10,929	26	—
Loss on asset disposals, net	125	78	47	60%
	89,375	88,243	1,132	1%

Operating income (loss)	$(1,131)	$2,681	$(3,812)	>(100%)

Hosted and Managed Services Operations
Revenues	$40,434	$12,867	$27,567	>100%
Operating expenses
Cost of services and products	24,864	4,475	20,389	>100%
Selling, general and administrative expenses	13,367	5,232	8,135	>100%
Depreciation, amortization and accretion	8,821	4,435	4,386	99%
Loss on asset disposals, net	99	57	42	74%
	47,151	14,199	32,952	>100%

Operating loss	$(6,717)	$(1,332)	$(5,385)	>(100%)

Intercompany revenues	$(5,201)	$(4,934)	$(267)	(5%)
Intercompany expenses	(5,201)	(4,934)	(267)	(5%)

Total TDS Telecom operating income	$24,377	$58,096	$(33,719)	(58%)

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Three Months Ended June 30, 2012	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,104,400	$208,519	$10,250	$1,323,169
Deduct:
U.S. Cellular equipment sales revenue	74,658
Service revenues	1,029,742

Operating income (loss)	84,163	11,285	(4,372)	91,076
Add (Deduct):
Depreciation, amortization and accretion	147,555	47,945	3,009	198,509
Loss on impairment of intangible assets	—	—	515	515
(Gain) loss on asset disposals and exchanges	2,702	306	(13)	2,995
Adjusted OIBDA (3)	$234,420	$59,536	$(861)	$293,095

Adjusted OIBDA margin (4)	22.8%	28.6%

Three Months Ended June 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,076,182	$198,896	$4,562	$1,279,640
Deduct:
U.S. Cellular equipment sales revenue	74,152
Service revenues	1,002,030

Operating income (loss)	104,096	25,890	(2,631)	127,355
Add (Deduct):
Depreciation, amortization and accretion	146,577	43,843	2,625	193,045
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	2,922	317	(1)	3,238
Adjusted OIBDA (3)	$253,595	$70,050	$(7)	$323,638

Adjusted OIBDA margin (4)	25.3%	35.2%

	TDS Consolidated
Three Months Ended June 30,	2012	2011
Cash flows from operating activities	$224,665	$229,169
Deduct:
Cash used for additions to property, plant and equipment	258,600	192,959
Free cash flow (5)	$(33,935)	$36,210

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Six Months Ended June 30, 2012	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$2,196,521	$412,594	$19,845	$2,628,960
Deduct:
U.S. Cellular equipment sales revenue	142,959
Service revenues	2,053,562

Operating income (loss)	169,365	24,377	(9,024)	184,718
Add (Deduct):
Depreciation, amortization and accretion	294,240	95,388	6,315	395,943
Loss on impairment of intangible assets	—	—	515	515
(Gain) loss on asset disposals and exchanges	492	426	(18)	900
Adjusted OIBDA (3)	$464,097	$120,191	$(2,212)	$582,076

Adjusted OIBDA margin (4)	22.6%	29.1%

Six Months Ended June 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$2,133,274	$397,812	$7,235	$2,538,321
Deduct:
U.S. Cellular equipment sales revenue	146,131
Service revenues	1,987,143

Operating income (loss)	162,844	58,096	(4,712)	216,228
Add (Deduct):
Depreciation, amortization and accretion	289,917	88,680	5,261	383,858
Loss on impairment of intangible assets	—	—	—	—
Loss on asset disposals and exchanges	3,959	421	1	4,381
Adjusted OIBDA (3)	$456,720	$147,197	$550	$604,467

Adjusted OIBDA margin (4)	23.0%	37.0%

	TDS Consolidated
Six Months Ended June 30,	2012	2011
Cash flows from operating activities	$506,910	$562,211
Deduct:
Cash used for additions to property, plant, and equipment	501,211	350,856
Free cash flow (5)	$5,699	$211,355

(1)    Includes ILEC, CLEC and HMS intercompany eliminations.

(2)     Consists of Suttle-Straus and Airadigm (as of September 23, 2011), which represents TDS’ Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom and corporate operations. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)     Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(4)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net negative margin, and the net equipment subsidy is effectively a cost for purposes of assessing business results and is already reflected in adjusted OIBDA. TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)   Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.